                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               Languageware.net
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                        LANGUAGEWARE.NET (COMPANY) LTD.
                             C/O Yigal Arnon & Co.
                                22 Rivlin Street
                            Jerusalem 91000, Israel

                            With copy to: Todd Oseth
                        LanguageWare.net (Company) Ltd.
                       102 South Tejon Street, Suite 320
                           Colorado Springs, CO 80903
                               Fax: 719-955-0282


                          NOTICE OF ANNUAL GENERAL AND
                     EXTRAORDINARY MEETING OF SHAREHOLDERS
                            To Be Held June 7, 2000

                  -------------------------------------------
                                  May 2, 2000

To Our Shareholders:

        You are cordially invited to attend the Annual General and Extraordinary Meeting of Shareholders to be held June 7, 2000, beginning at 10:00 A.M., at the Antler's Adams Mark Hotel, 4 S. Cascade Street, Colorado Springs, Colorado, U.S.A. The principal items of business will be:

        1.   To elect the Board of Directors;

        2. To increase authorized share capital by New Israel Shekels (NIS) 600,000, divided into 60,000,000 Ordinary Shares with nominal value NIS 0.01 each, following which the total number of authorized Ordinary Shares shall be 190,000,000 by approving a corresponding amendment to the Company's Memorandum of Association and Articles of Association;

        3. To increase the number of options to purchase Ordinary Shares which may be granted under the Employee Share Option Plan (1995) by 7,000,000, from 2,500,000 to 9,500,000;

        4. To increase the number of options to purchase Ordinary Shares which may be granted under the CEO Share Option Plan (1999) by 3,000,000, from 2,000,000 to 5,000,000;

        5. To increase the number of options to purchase Ordinary Shares which may be granted under the Non-Employee Share Option Plan
             (1998) by 1,000,000, from 600,000 to 1,600,000;

        6. To approve the compensation of Todd Oseth, the Company's Chief Executive Officer;

        7.   To approve the compensation of Fred Snow, the Company's Chairman;

        8. To appoint BDO Seidman, LLP as independent auditors of the Company; and

        9. To transact such other business as may properly come before the Meeting or any adjournments thereof.

        The Israel Companies Ordinance confers upon the shareholders of an Israeli company limited rights to receive and deliberate with respect to the Company's financial statements for the year ended and as of December 31, 1999. Concurrently herewith, the Company is mailing to its shareholders its Annual Report to Shareholders which includes the audited financial statements referred to above.

        Only holders of record of the Series C Preferred Shares, Series D Preferred Shares and Ordinary Shares, whether directly or as part of the Company's outstanding Units, at the close of business on May 1, 2000, will be entitled to notice of and to vote at the Meeting. Please sign, date and mail the enclosed proxy so that your shares may be represented at the Meeting if you are unable to attend and vote in person.

                             By Order of the Board of Directors.



                             Thomas B. Foster
                             Secretary

                        LANGUAGEWARE.NET (COMPANY) LTD.
                             C/O Yigal Arnon & Co.
                                22 Rivlin Street
                            Jerusalem 91000, Israel

                            With copy to: Todd Oseth
                        LanguageWare.net (Company) Ltd.
                       102 South Tejon Street, Suite 320
                           Colorado Springs, CO 80903
                               Fax: 719-955-0282

                                PROXY STATEMENT

            Annual General and Extraordinary Meeting of Shareholders

                                  May 2, 2000

     This Proxy Statement is being furnished to shareholders of LanguageWare.net (Company) Ltd., a company organized under the laws of the State of Israel (the "Company"). The Board of Directors of the Company is soliciting your proxy on the proxy card included with this proxy statement to be voted at the Annual General and Extraordinary Meeting of Shareholders (the "Meeting") to be held on June 7, 2000, beginning at 10:00 A.M., and at any adjournments thereof.

        At the Meeting, Shareholders will be asked:

   1.   To elect nine (9) individuals to the Board of Directors;

   2. To increase authorized share capital by New Israel Shekels (NIS) 600,000, divided into 60,000,000 Ordinary Shares with nominal value NIS 0.01 each, following which the total number of Ordinary Shares, nominal value NIS 0.01 per share (the "Ordinary Shares") shall be 190,000,000, and to approve a corresponding amendment to the Company's Memorandum of Association and Articles of Association;

   3. To increase the number of options to purchase Ordinary Shares which may be granted under the Employee Share Option Plan (1995) by 7,000,000, from 2,500,000 to 9,500,000;

   4. To increase the number of options to purchase Ordinary Shares which may be granted under the CEO Share Option Plan (1999) by 3,000,000, from 2,000,000 to 5,000,000;

   5. To increase the number of options to purchase Ordinary Shares which may be granted under the Non-Employee Share Option Plan (1998) by 1,000,000, from 600,000 to 1,600,000;

   6. To approve the compensation of Todd Oseth, the Company's Chief Executive Officer;

   7.   To approve the compensation of Fred Snow, the Company's Chairman;

   8.   To appoint BDO Seidman, LLP as independent auditors of the Company; and

  9. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     The Israel Companies Ordinance confers upon the shareholders of an Israeli company limited rights to receive and deliberate with respect to the Company's financial statements for the year ended and as of December 31, 1999. Concurrently herewith, the Company is mailing to its shareholders its Annual Report to Shareholders which includes the audited financial statements referred to above.

     The Board of Directors has fixed the close of business on May 1, 2000, as the record date (the "Record Date") for the determination of the holders of the Series C Preferred Shares, Series D Preferred Shares and Ordinary Shares, whether directly or as part of the Company's outstanding Units, entitled to notice of and to vote at the Meeting. Each Shareholder of Series C Preferred Shares will be entitled to 2222.22 votes for each Series C Preferred Share held on all matters to come before the Meeting. Each Shareholder of Ordinary Shares and Series D Preferred Shares will be entitled to one vote for each Ordinary Share or Series D Preferred Share held on all matters to come before the Meeting. Holders of the Series C Preferred Shares, Series D Preferred Shares and Ordinary Shares may vote in person or by proxy authorized in writing. At the close of business on May 1, 2000, there were:

     .    85,694,107 Ordinary Shares outstanding and entitled to vote;

     .    4,000 Series C Preferred Shares outstanding and entitled to vote on the basis that all Series C Preferred Shares had been converted into an aggregate of 8,888,889 Ordinary Shares; and

     .    2,884,874 Series D Preferred Shares outstanding and entitled to vote on the basis that all Series D Preferred Shares had been converted into an aggregate of 2,884,874 Ordinary Shares.


     This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Series C Preferred Shares, Series D Preferred Shares and Ordinary Shares on or about May 5, 2000.

                                 THE MEETING

Date, Time and Place

     The Meeting will be held June 7, 2000, beginning at 10:00 A.M., at the Antler's Adams Mark Hotel, 4 S. Cascade Street, Colorado Springs, Colorado, U.S.A.

Matters To Be Considered

     At the Meeting, Shareholders will be asked to consider and vote upon:

        (i) the election of the Board of Directors (See "PROPOSAL 1: ELECTION OF DIRECTORS");

        (ii) the increase in the authorized share capital and in the number of Ordinary Shares which are authorized and available for issuance (See "PROPOSAL 2: CAPITALIZATION AMENDMENT");

        (iii) the increase in the number of shares which may be granted under the Employee Share Option Plan (1995). (See "PROPOSAL 3:
               APPROVAL OF AN INCREASE IN THE TOTAL NUMBER OF OPTIONS TO PURCHASE ORDINARY SHARES WHICH MAY BE GRANTED UNDER THE COMPANY'S EMPLOYEE SHARE OPTION PLAN (1995)");

        (iv) the increase in the number of shares which may be granted under the CEO Share Option Plan (1999); (See "PROPOSAL 4: APPROVAL OF AN INCREASE IN THE TOTAL NUMBER OF OPTIONS TO PURCHASE ORDINARY SHARES WHICH MAY BE GRANTED UNDER THE CEO SHARE OPTION PLAN
               (1999)");

        (v) the increase in the number of shares which may be granted under the Non-Employee Share Option Plan (1998); (See "PROPOSAL 5:
               APPROVAL OF AN INCREASE IN THE TOTAL NUMBER OF OPTIONS TO PURCHASE ORDINARY SHARES WHICH MAY BE GRANTED UNDER THE NON-EMPLOYEE SHARE OPTION PLAN (1998)");

        (vi) the compensation of Todd Oseth, the Company's Chief Executive Officer; (See "PROPOSAL 6: APPROVAL OF THE COMPENSATION OF THE COMPANY'S CHIEF EXECUTIVE OFFICER");

        (vii) the compensation of Fred Snow, the Company's Chairman; (See "PROPOSAL 7: APPROVAL OF THE COMPENSATION OF THE COMPANY'S CHAIRMAN"); and

        (viii) the appointment of independent auditors (See "PROPOSAL 6:
               APPOINTMENT OF INDEPENDENT AUDITORS").

     The Board of Directors knows of no matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting and this Proxy Statement. If any other matters properly come before the Meeting or at any adjournment thereof, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Quorum; Shares Outstanding and Entitled to Vote

     Shareholders as of the Record Date are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 85,694,107 Ordinary Shares outstanding and entitled to vote, with each Ordinary Share entitled to one vote. As of the Record Date, there were 4,000 Series C Preferred Shares outstanding and entitled to vote with each Series C Preferred Share entitled to 2222.22 votes as Ordinary Shares. As of the Record Date, there were 2,884,874 Series D Preferred Shares outstanding and entitled to vote with each Series D Preferred Share entitled to one vote as Ordinary Shares. At the Meeting, the holders of the Series C Preferred Shares and Series D Preferred Shares have the right to vote with the holders of the Ordinary Shares as a single class on all matters with a number of votes equal to the number of Ordinary Shares into which the Series C Preferred Shares and Series D Preferred Shares are convertible.

     Pursuant to the Company's Articles of Association, the presence, in person or by proxy, of two persons entitled to vote upon the business to be transacted in the Annual General and Extraordinary Meeting, each being a shareholder, a proxy for a shareholder or a representative of a corporate shareholder, holding together more than 33-1/3% of the outstanding Ordinary Shares, Series C Preferred Shares and Series D Preferred Shares as if converted to Ordinary Shares, is necessary to constitute a quorum at the Annual General and Extraordinary Meeting with respect to all matters apart from item (ii) on page 5. With respect to item (ii), the presence, in person or by proxy, of two persons entitled to vote upon the business to be transacted in the Annual General and Extraordinary Meeting, each being a shareholder, a proxy for a shareholder or a representative of a corporate shareholder, holding together more than 51% of the outstanding Ordinary Shares Series C Preferred Shares and Series D Preferred Shares as if converted to Ordinary Shares, is necessary to constitute a quorum.

Required Votes

     The affirmative vote of the holders of a majority of the Ordinary Shares and Ordinary Shares issuable upon conversion of the Series C Preferred Shares and Series D Preferred Shares present and voting at the Meeting is required to approve each of the matters upon which the Shareholders will be asked to vote apart from item (ii) on page 5. The affirmative vote of the holders of at least 75% of the Ordinary Shares and Ordinary Shares issuable upon conversion of the Series C Preferred Shares and Series D Preferred Shares present and voting at the meeting is required to approve the matter set out in item (ii).

Voting and Revocation of Proxies

     Shareholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Ordinary Shares, Units and Preferred Shares represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted FOR the election of each nominee for director named herein, FOR the
      ---                                                         ---
increase in the total number of authorized Ordinary Shares, FOR the increase in
                                                            ---
the total number of options available for grant under the Employee Share Option Plan (1995), FOR the increase in the total number of options available for grant
             ---
under the CEO Share Option Plan (1999), FOR the increase in the total number of
                                        ---
options available for grant under the Non-Employee Share Option Plan (1998); FOR
                                                                             ---
the approval of the compensation of Todd Oseth; FOR the approval of the
                                                ---
compensation of Fred Snow; and FOR the appointment of the selection of
                               ---
independent auditors.

     Any proxy signed and returned by a Shareholder may be revoked at any time before it is voted by filing with the President of the Company, at the address 102 South Tejon Street, Suite 320, Colorado Springs, CO 80903, U.S.A., written notice of such revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

Proxy Solicitation

     The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies from Shareholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Ordinary Shares and Units held of record by them, and such custodians will be reimbursed for their reasonable expenses.

Independent Auditors

     The Company has been advised that a representative of BDO Seidman, LLP, the Company's independent auditors for 1999, will be present at the Meeting. The representative will be available to answer questions and he will be able to make a statement if he so desires.

PROPOSAL 1:       ELECTION OF DIRECTORS

     Directors are to be elected to serve until the next Annual General Meeting or until their successors are elected and qualified. Unless authority to vote is withheld, the proxies will be voted FOR the nine (9) nominees named and
                                       ---
described below, all of whom have consented to being named in this proxy statement and to serve if elected. The Board of Directors does not expect that any of the nominees will be unavailable for election as a director. However, if, by reason of an unexpected occurrence, one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. The following information is current and correct as of May 1, 2000.

Fred A. Snow            Mr. Snow, 62, was appointed Chairman of the Board on
                        January 21, 2000. For the past year, he has been a venture partner with Singapore-based venture capital fund TDF Management. For a year and a half prior to that, Mr. Snow was Executive Vice President of Field
                        Operations for Adobe Systems, Inc. For a year and a half preceding his position at Adobe Systems, Inc., Mr. Snow was the founding partner of Kenwood Management
                        Group, a privately held consulting firm
                        providing management services to companies in the high-tech industry. Mr. Snow has held senior management positions in high technology companies operating in the USA, Europe, Asia and Latin America for the past 30 years, including Vector Graphic Inc., TransImage Corporation, TechData Corporation and
                        Businessland.


Todd A. Oseth           Mr. Oseth, 38, was appointed President and Chief
                        Executive Officer of the Company on February 6, 1997.
                        He also served as Chairman of the Company from October 8, 1998 until Mr.Snow's appointment in January.
                        Prior to joining the Company, Mr. Oseth served as Vice
                        President, Business Development of Sony Information
                        Technologies of America. From 1989 to 1995, he served in various senior managerial capacities, including two years as President of Enhanced Memory
                        Systems, Inc., a subsidiary of Ramtron International
                        Corp. He holds a B.S. degree in Electrical Engineering and Computer Science from the University of Minnesota and an M.B.A. degree from the University of St. Thomas.

Esther Dyson            Ms. Dyson, 45, has served as a Director of the Company
                        since June 1996. Ms. Dyson has been President of
                        EDventure Holdings, Inc., a diversified holding company which publishes newsletters and sponsors conferences for the software industry, for more than the past five years. Ms. Dyson is a member of the advisory boards of the Software Entrepreneurs Forum, the Poynter Institute for Media Studies, the

                         Institute for Research on Learning and the Cyberspace Law Institute. Ms. Dyson is a limited partner of the Mayfield Software Fund. Ms. Dyson is also a Director of Thinking Tools, Inc.

Francis Vanderhoydonck   Mr. Vanderhoydonck, 41, has served as a Director of the
                         Company since March 1999. Mr. Vanderhoydonck serves as
                         President and Managing Director of Lernout & Hauspie
                         Investment Company ("LHIC") since its incorporation in 1998. Prior to joining LHIC, Francis Vanderhoydonck worked at the Generale Bank, Belgium's largest bank, since 1986 where he became the head of Corporate &
                         Investment Banking in 1995.

Thomas Denys             Mr. Denys, 32, has served as a Director of the Company
                         since January 21, 2000. Mr. Denys has served as a Managing Director and Partner of L&H Investment Company
                         N.V. ("LHIC") since its inception in 1998. LHIC is the reference shareholder of speech and language software leader Lernout & Hauspie and holds several other strategic investments in IT companies. Mr. Denys serves on the board of directors of GRIC (NASDAQ: GRIC) and Mediaring.com Ltd. From September 1992 to July 1998, he was a Senior Associate for Business and Finance at the European law firm of Loeff Claeys Verbeke. He was an Assistant Professor at the Catholic University of
                         Leuven, Belgium between 1995 and 1998. Mr. Denys holds a Master of Law and a Postgraduate Degree in Finance from the Catholic University of Leuven, a Master in German Law from the University of Tubingen and DAAD and a Degree in Advanced Corporate Finance from the Amsterdam Institute of Finance.

Juzar Motiwalla          Dr. Motiwalla, 49, (PhD, Wisconsin) has served as a
                         Director of the Company since January 21, 2000. Since
                         1998 Dr. Motiwalla has been Chief Executive Officer of
                         Kent Ridge Digital Labs ("KRDL"), a 350 person high-tech incubator in Singapore. Since 1983 prior to joining KRDL, Dr. Motiwalla held the position of Director, Institute of Systems Science in Singapore, an organization engaged in information technology research
                         Dr. Motiwalla is a member of the board of directors of several ventures, including ThirdVoice, PixAround.com,
                         KRIS Informatics and DigiSafe, and he has led the development of several international research ventures, including those with Apple, Ericsson, HP, IBM, and Johns Hopkins. Dr. Motiwalla was instrumental in the development of the Singapore Information Technology
                         Plan and is leading Singapore's research efforts in new information and networking technologies.

Harold L. Covert         Mr. Covert, 53, has served as a Director of the Company
                         since February 17, 2000. He is a finance veteran who recently assumed the position of Chief Financial
                         Officer of RedHat.com. Mr. Covert brings more than twenty years of experience in strategic management, operations, and information systems. Prior to joining
                         RedHat, Mr. Covert was Executive Vice President and
                         Chief Financial Officer for Adobe Systems, Inc. from

                    April 1998 to March 2000. From July 1997 to April 1998, Mr. Covert was Vice President and Chief Financial Officer of Philips Components NAFTA, an operating entity of Philips Electronic NV. From January 1991 to June 1997, Mr. Covert was a Partner in the firm of DHJ & Associates, Inc., Consultants and Certified Public Accountants. During the last two and a half years of this period he acted in a full time capacity as Chief Financial Officer for two companies. Prior to that time Mr. Covert held senior financial management positions with ISC Systems Corporation and Northern Telecom Inc.

Daniel Forcart      Mr. Forcart, 36, has not previously served as a Director of the Company. Since January 1998, Mr. Forcart has been a private investor taking equity positions in predominantly high-tech companies throughout the world. For a year prior to becoming a private investor, Mr. Forcart was responsible for client acquisition and marketing at La Roche & Co
                    Banquiers, Basel, Switzerland, a closely-held business of Mr. Forcart's family. For approximately a year prior to his position at La Roche & Co Banquiers, Mr. Forcart was Vice
                    President, Sales and Marketing at Arnhold & S. Bleichroeder
                    ("ASB"), a New York based fund management company; and for five years prior to that he served as a Vice President of Bank Julius Baer, a New York, New York and Zurich,
                    Switzerland based firm providing investment advisory services to selected private clients and independent investment portfolio managers.

John O'Neil         Mr. O'Neil, 69, has not previously served as a Director of the Company. Mr. O'Neil, since 1997, in his capacity as President of The Center for Leadership Renewal has served as an advisor to diverse leaders and as a speaker for organizations and associations around the world advising senior officers and directors on planning, strategy, leadership development and organizational issues. From 1978 to 1996 he was the President of the California School of Professional Psychology, a four campus graduate school devoted to research, service and education on global human development. Mr. O'Neil has authored two books: Leadership
                    Aikido and The Paradox of Success and he has written several articles appearing in dozens of magazines.


  Jonathan Thomas, a current member of the Company's Board of Directors has declined a nomination to stand for re-election to the Board of Directors.

    The Board of Directors recommends a vote FOR the above named nominees.
                                             ---


PROPOSAL 2:  CAPITALIZATION AMENDMENT

  On April 17, 2000, the Board of Directors unanimously adopted a resolution recommending that the shareholders approve an amendment to the Articles of Association of the Company which increases the authorized share capital of the Company by NIS 600,000, divided into 60,000,000 Ordinary Shares, each with a nominal value of NIS 0.01 per share, so that the Company's authorized share capital shall consist of 190,000,000 Ordinary Shares (together with 10,000,000 authorized Preferred Shares).

  The funds raised during 1999 are essentially exhausted and the Company is dependent on new sources of revenue, further cost reduction initiatives, an infusion of additional external capital, or some combination of these actions if it is to have adequate working capital to meet its operating requirements. Any failure on the part of the Company to obtain adequate working capital will have a material adverse impact on the Company and may cause the Company to cease operations.

  As of April 17, 2000, the Company had 85,694,107 Ordinary Shares issued and outstanding. It also had 14,894,194 shares reserved for issuance upon the exercise of outstanding warrants, 7,178,639 shares reserved for issuance upon the exercise of outstanding options; 2,448,240 shares reserved for issuance under the provisions of a stock purchase agreement; 8,888,889 shares reserved for the conversion of its Series C Preferred Shares; and 2,884,874 shares reserved for the conversion of its Series D Preferred Shares. Thus, of the current authorized number of Ordinary Shares of 130,000,000 only 8,011,057 shares remained available for further issuance by the Company in pursuit of its business activities.

  Furthermore, the Company has been having discussions with potential financial and strategic investors regarding possible investments in the Company.

  The proposed amendment will give the Company a sufficient number of unreserved and unissued shares to allow the Company to pursue equity financing transactions, strategic alliances or acquisitions, to compensate consultants and employees, and for other transactions which the Board of Directors believes may be in the best interest of the Company's shareholders, including, potentially, the use of equity to satisfy the claims of the Company's creditors. Any unissued authorized shares may be issued in the future by the Board of Directors, without further shareholder approval (except in those situations where shareholder approval is required by applicable laws, regulations, rules or contract), for such corporate purposes as the Board may deem in the best interest of the Company.

  The increase in the authorized shares proposed by the Board is substantial and is designed to provide flexibility to the Company. If, in the future, a significant amount of additional shares are issued, significant dilution of the beneficial ownership interests and/or voting power of the Company's current shareholders will occur.

  Although the Company does not currently contemplate using any of the authorized shares for such purpose, the additional authorized shares could be used for purposes that might be deemed to be in defense of a potential takeover threat. For example, Ordinary Shares could be issued to persons favoring the Board of Directors, thereby making removal of the incumbent Board more difficult and making acquisition of a sufficient number of shares to accomplish a takeover more costly. Moreover, the additional shares could be used as part of a "rights" or "poison pill" plan to deter future takeovers.

Vote Required

  Pursuant to the terms of the Israeli Companies Ordinance, the increase in the share capital by NIS 600,000 divided into 60,000,000 Ordinary Shares, nominal value NIS 0.01 per share, must be approved by 75% of Shares outstanding present and voting at a duly convened meeting of the shareholders of the

Company. Consequently, the shareholders of the Company are requested to adopt the following special resolution:

  "RESOLVED, that the authorized share capital of the Company be increased by NIS 600,000, divided into 60,000,000 Ordinary Shares, nominal value 0.01 per share, and that the Articles of Association and Memorandum of Association be amended to increase the number of authorized shares by an additional 60,000,000 Ordinary Shares."

            The Board of Directors recommends a vote FOR this proposal.
                                                     ---

PROPOSAL 3: INCREASE IN THE TOTAL NUMBER OF OPTIONS TO PURCHASE ORDINARY SHARES
            WHICH MAY BE GRANTED UNDER THE COMPANY'S EMPLOYEE SHARE OPTION PLAN
            (1995)


  In order to attract, retain and motivate employees (including officers) who perform for or on behalf of the Company, in May 1995, the Board of Directors of the Company adopted, and the shareholders approved, the Employee Share Option Plan (1995) (the "Employee Share Option Plan"). The Employee Share Option Plan currently authorizes the granting of options to purchase up to 2,500,000 ordinary shares, consisting of options intended to qualify as "incentive stock options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code") and options not intended to satisfy the requirements for incentive stock options.

  Stock options have been and will continue to be an important aspect of the compensation arrangements for both existing and new employees. To date, the Company has granted options to purchase all available Ordinary Shares under the Employee Share Option Plan and has no options currently available to be granted thereunder. Thus, the Board of Directors has proposed that the total number of options which may be granted under the Employee Share Option Plan be increased by 7,000,000 from 2,500,000 to 9,500,000.

Description of the Plan

  The Employee Share Option Plan is administered by a committee of the Board of Directors consisting of at least two directors appointed by the Board of Directors ("Share Option Committee"). To serve as a member of the committee, a director must be a "disinterested person" within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934, as amended. The committee is vested with complete authority to administer and interpret the Employee Share Option Plan, including determining the persons to whom options will be granted, the number of options to be granted and the terms of such option grants. Current members of the Compensation Committee are Fred Snow, Esther Dyson and Thomas Denys.

  Options granted under the Employee Share Option Plan shall be for no more than a ten-year term, provided, however, that options that are intended to qualify as incentive stock options and that are granted to an employee who on the date of grant is a 10% shareholder in the Company or any subsidiary corporation or parent corporation shall be for no more than a five-year term. The exercise price of options granted under the Employee Share Option Plan is determined by the Committee but may not be less than the fair market value of the Ordinary Shares on the date of the grant. In the case of options that are intended to be incentive stock options granted to an employee who, at the date of such grant, is a 10% shareholder in the Company or any subsidiary corporation or parent corporation, the exercise price for such options may not be less than 110% of the fair market value of the Ordinary Shares on the date of such grant. The number of shares covered by an option granted under the Employee Share Option Plan is subject to adjustment for stock splits, mergers, consolidations, reorganizations and recapitalizations. Options are non-assignable except by will or by the laws of descent and distribution. Options which have vested may be exercised at any time until their expiration, so long as the grantee is still employed by the Company. Should the grantee's employment with the Company be terminated, any vested options must be exercised within 90 days of such termination, unless otherwise determined by the Board of Directors of the Company. If the optionee dies, becomes disabled or retires, the right to exercise the option will be determined by the Committee in its sole discretion. The optionee is responsible for all personal tax consequences of the grant and the exercise thereof.

Proposal

  The shareholders of the Company are requested to adopt the following resolution:

  "RESOLVED, that the increase of 7,000,000 in the number of options which may be granted under the Company's Employee Share Option Plan (1995), from 2,500,000 to 9,500,000, is hereby approved."

          The Board of Directors recommends a vote FOR this proposal.
                                                   ---


PROPOSAL 4:    INCREASE IN THE TOTAL NUMBER OF OPTIONS TO PURCHASE ORDINARY
               SHARES WHICH MAY BE GRANTED UNDER THE COMPANY'S CEO SHARE OPTION
               PLAN (1999)


  In order to attract, retain and motivate the Company's Chief Executive Officer, in April 1999, the Board of Directors of the Company adopted, and the shareholders subsequently approved, the CEO Share Option Plan (1999) (the "CEO Share Option Plan"). The CEO Share Option Plan currently authorizes the granting of options to purchase up to 2,000,000 ordinary shares, consisting of options intended to qualify as "incentive stock options" within the meaning of
Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code") and options not intended to satisfy the requirements for incentive stock options.

  Stock options have been and will continue to be an important aspect of the compensation arrangements for the company's CEO. To date, the Company has granted options to purchase 1,812,000 ordinary shares under the CEO Share Option Plan and thus only 188,000 options are currently available to be granted thereunder. Thus, the Board of Directors has proposed that the total number of options which may be granted under the Employee Share Option Plan be increased by 3,000,000 from 2,000,000 to 5,000,000.

  Description of the Plan

  Options granted under the CEO Share Option Plan shall be for no more than a ten-year term, provided, however, that options that are intended to qualify as incentive stock options and that are granted to an employee who on the date of grant is a 10% shareholder in the Company or any subsidiary corporation or parent corporation shall be for no more than a five-year term. The exercise price of options granted under the CEO Share Option Plan is determined by the Committee but may not be less than the fair market value of the Ordinary Shares on the date of the grant. In the case of options that are intended to be incentive stock options granted to the CEO who, at the date of such grant, is a 10% shareholder in the Company or any subsidiary corporation or parent corporation, the exercise price for such options may not be less than 110% of the fair market value of the Ordinary Shares on the date of such grant. The number of shares covered by an option granted under the CEO Share Option Plan is subject to adjustment for stock splits, mergers, consolidations, reorganizations and recapitalizations. Options are non-assignable except by will or by the laws of descent and distribution. Options which have vested may be exercised at any time until their expiration, so long as the grantee is still employed by the Company. Should the grantee's employment with the Company be terminated, any vested options must be exercised within 90 days of such termination, unless otherwise determined by the Board of Directors of the Company. If the optionee dies, becomes disabled or retires, the right to exercise the option will be determined by the Committee in its sole discretion. The optionee is responsible for all personal tax consequences of the grant and the exercise thereof. For so long as the Company is not a U.S. taxpayer, the Company believes that no tax consequences will result to the Company in connection with the grant or exercise of options pursuant to the CEO Share Option Plan.

Proposal

  The shareholders of the Company are requested to adopt the following resolution:

  "RESOLVED, that the increase of 3,000,000 in the number of options which may be granted under the Company's CEO Share Option Plan (1999), from 2,000,000 to 5,000,000, is hereby approved."

          The Board of Directors recommends a vote FOR this proposal.
                                                   ---


PROPOSAL 5:  INCREASE IN THE TOTAL NUMBER OF OPTIONS TO PURCHASE ORDINARY SHARES
             WHICH MAY BE GRANTED UNDER THE COMPANY'S NON-EMPLOYEE SHARE OPTION PLAN (1995)

  In order to attract and retain the services of non-employee members of the Board of Directors and to provide them with increased motivation and incentive, on April 23, 1998, the Board of Directors of the Company adopted, and the shareholders subsequently approved the Non-Employee Share Option Plan (1998) (the "Non-Employee Share Option Plan"). The Non-Employee Share Option Plan is administered by the Share Option Committee.

  Stock options have been and will continue to be an important aspect of the compensation arrangements for the company's Board of Directors. To date, the Company has granted options to purchase 252,000 ordinary shares under the Non-Employee Share Option Plan and thus only 348,000 options are currently available to be granted thereunder. Thus, the Board of Directors has proposed that the total number of options which may be granted under the Non-Employee Share Option Plan be increased by 1,000,000 from 600,000 to 1,600,000.

DESCRIPTION OF THE PLAN

  Under the Non-Employee Share Option Plan, a non-employee who becomes a director of the Company shall be entitled an initial grant of options to purchase 50,000 Ordinary Shares, which shall vest as to the entire grant one year after the date of grant. Also, upon each anniversary of an initial grant, each non-employee director who is still serving as a director of the Company will automatically receive an annual grant of options to purchase 25,000 ordinary shares, vesting six months after the date of grant. Under the Non-Employee Share Option Plan, options may be granted to any consultant of the Company.

  Options granted under the Non-Employee Share Option Plan are for a five-year term. The exercise price of options granted to non-employee directors under the Non-Employee Share Option Plan may not be less than the fair market value of the Ordinary Shares on the date of the grant, as determined by the Share Option Committee. The exercise price and vesting schedule of options granted to consultants of the Company under the Non-Employee Share Option Plan are set at the discretion of the Committee. The number of shares covered by an option granted under the Non-Employee Share Option Plan is subject to adjustment for stock splits, mergers, consolidations, reorganizations and recapitalizations. Options are non-assignable except by will or by the laws of descent and distribution. Options which have vested may be exercised at any time until their expiration, so long as the grantee continues to be a director of, or consultant to, the Company. Should the grantee's directorship or consultancy with the Company be terminated, any vested options must be exercised within 90 days of such termination, unless otherwise determined by the Board of Directors. If the optionee dies or becomes disabled, the right to exercise the option, to the extent then vested, continues for specified periods. The optionee is responsible for all personal tax consequences of the grant and the exercise thereof.

Proposal

  The shareholders of the Company are requested to adopt the following resolution:

  "RESOLVED, that the increase of 1,000,000 in the number of options which may be granted under the Company's Non-Employee Share Option Plan (1998), from 600,000 to 1,600,000, is hereby approved."

          The Board of Directors recommends a vote FOR this proposal.
                                                   ---


PROPOSAL 6:  APPROVAL OF THE COMPENSATION OF TODD OSETH

  Todd A. Oseth was appointed as President and Chief Executive Officer of the Company, effective February 6, 1997. He is also a nominee for appointment to the Company's Board of Directors. Israeli law requires shareholder approval of the compensation of directors, including compensation received by a director in his role as officer of the Company. The Board of Directors recommends that the shareholders approve the compensation of Mr. Oseth as set forth below.

Annual Compensation

  Since approval by the Company's shareholders in 1997, Mr. Oseth's compensation has been set at $200,000. In February 2000, the Company's Board of Directors voted to increase Mr. Oseth's salary to $250,000 per year.

Grant of Options

  Subject to the approval by the Company's shareholders of the increase in the number of options which may be granted under the CEO Share Option Plan (1999) (See Proposal 4 above), the Share Option Committee intends to immediately grant 3,000,000 options to the Company's current CEO, Todd A. Oseth. The exercise price of the options will be the fair market value of the Company's ordinary shares on the date of approval of the grant by the Company's shareholders. The Share Option Committee also contemplates that these options will vest over three years and will be granted with a provision that any unvested options will immediately vest upon a change in control of the Company.

Proposal

  The shareholders of the Company are requested to adopt the following resolution:

  "RESOLVED, that the annual salary of Todd A. Oseth , the Company's current Chief Executive Officer, of $250,000 is hereby approved and the immediate grant of up to 3,000,000 options to Mr. Oseth is also approved."

          The Board of Directors recommends a vote FOR this proposal.
                                                   ---


PROPOSAL 7:  APPROVAL OF THE COMPENSATION OF FRED SNOW

  Fred A. Snow was appointed Chairman of the Company's Board of Directors on January 21, 2000. Israeli law requires shareholder approval of the compensation of directors, including compensation received by a director in his role as officer of the Company. The Board of Directors recommends that the shareholders approve the compensation of Mr. Snow as set forth below.

Annual Compensation

  In April 2000, the Company's Board of Directors voted to set Mr. Snow's annual salary as Chairman at $150,000 per year.

Grant of Options

  Subject to the approval by the Company's shareholders of the increase in the number of options which may be granted under the Employee Share Option Plan
(1995) (See Proposal 3 above), the Share Option Committee intends to immediately grant 2,000,000 options to the Company's current Chairman, Fred A. Snow. The exercise price of the options will be the fair market value of the Company's ordinary shares on the date of approval of the grant by the Company's shareholders. The Share Option Committee also contemplates that these options will vest over three years and will be granted with a provision that any unvested options will immediately vest upon a change in control of the Company.

Proposal

  The shareholders of the Company are requested to adopt the following resolution:

  "RESOLVED, that the annual salary of Fred A. Snow, the Company's current Chairman, of $150,000 is hereby approved and the immediate grant of up to 2,000,000 options to Mr. Snow is also approved."


PROPOSAL 8:  APPOINTMENT OF INDEPENDENT AUDITORS

  At the Meeting, stockholders will be asked to ratify the appointment BDO Seidman, LLP as the Company's independent auditors for the fiscal year ended December 31, 2000. Management recommends that BDO Seidman, LLP be ratified as the principal accounting firm to be utilized by the Company for the year ending December 31, 2000.

  Luboshitz Kasierer & Co., a member firm of Arthur Andersen and the Company's independent auditors for the year ended December 31, 1998, resigned effective February 14, 2000. Luboshitz Kasierer's reports on the Company's financial statements for the fiscal years ended December 31, 1998 and December 31, 1997, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as to the going concern nature of the Company.

  During the Company's two most recent fiscal years and through February 14, 2000, there were no disagreements with Luboshitz Kasierer on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction Luboshitz Kasierer, would have caused it to make reference to the subject matter of the disagreement in connection with its report. During the Company's two most recent fiscal years and through February 14, 2000, Luboshitz Kasierer did not advise the Company of any "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

  Luboshitz Kasierer furnished the Company with a letter addressed to the Securities and Exchange Commission stating that they agree with the statements in the preceding two paragraphs.

  The Company retained BDO Seidman, LLP as its independent certified public accountants to audit the consolidated financial statements of the Company for the year ended December 31, 1999, and BDO Shlomo Ziv & Co. was engaged to re-audit the consolidated financial statements of the Company for the years ended December 31, 1998 and 1997. The Company's Audit Committee and Board of Directors approved the change in auditors.

  During the fiscal year ended December 31, 1998, and through February 14, 2000, the Company had not consulted with BDO Seidman, LLP regarding (1) the application of accounting principals to any transaction; (2) the type of audit opinion that might be rendered on the Company's financial statements; (3) any disagreement or reportable event as those items are described or defined in Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K; or (4) any other matter set forth in Item 304(a)(2) of Regulation S-K.

  The Company anticipates that representatives of BDO Seidman, LLP will attend the Meeting for the purpose of responding to appropriate questions. At the Meeting, the representatives of BDO Seidman, LLP will be afforded an opportunity to make a statement if they so desire.

          The Board of Directors recommends a vote FOR this proposal.
                                                   ---

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

  The directors and executive officers of the Company as of the date of this filing and their respective ages and positions with the Company are set forth below. Biographical information for those officers not included on page 7 through 9 is also set forth below. The officers hold office until the next Annual Meeting or until their successors are appointed by the Board of Directors.

Name                          Age  Position
----                          ---  --------
Fred A. Snow                   62  Chairman of the Board
Todd A. Oseth                  38  President, Chief Executive Officer, Director
Esther Dyson                   46  Director
Francis Vanderhoydonck         41  Director
Thomas Denys                   32  Director
Jonathan M. Thomas             45  Director
Juzar Motiwalla                49  Director
Harold L. Covert               53  Director
Robert V. Antionazzi           44  Vice President - Marketing
Wilson Lee                     42  Vice President - Research & Development
Thomas B. Foster               53  Chief Financial Officer and Secretary


Robert V. Antoniazzi has been Vice President of Marketing for the Company since June 1997. Prior to joining the Company, he was the Managing Director and Co-founder of GlobalKey Inc., an Internet-based secure communications technology developer and provider. In addition, he has served in senior sales, marketing, and general management positions for several start-up companies to establish their European offices and operations.

Wilson Lee has been Vice President of Research and Development since the acquisition of Star+Globe Technologies Pte Ltd. on January 14, 2000 where he was the chief architect and visionary. Previously, Mr. Lee was Manager of Development and Support for SingaLab Pte Ltd., a joint venture company from the Institute of Systems Science (now known as Kent Ridge Digital Labs) and was the senior systems specialist at Nixdorf Computers. Lee has a Master of Science degree in Computer Science from Oklahoma State University.

Thomas B. Foster was appointed Chief Financial Officer of the Company on January 3, 2000. For two years prior to joining the Company, Mr. Foster was a financial and accounting systems consultant for the service and energy industries. In addition, he has served in various senior management positions for The Concord Group of Companies, a privately held company, which generated annual sales of $500 million. With subsidiaries of The Concord Group of Companies, Mr. Foster served two years as President of Colorado Incineration Services, Inc., and six years as Vice President of Finance of Greenwood Holdings

Inc. He is a CPA and holds a B.S. degree in Business Administration-Accounting from Colorado State University.


INFORMATION CONCERNING THE BOARD OF DIRECTORS AND BOARD COMMITTEES

                            Meetings and Committees

  During 1999, the Board of Directors held 8 meetings and took actions by unanimous consent 8 times. Robert Kutnick missed 3 meetings prior to his resignation on January 21, 2000. There were a number of changes to the board within the last year. Robert Rosenschein and Mark Tebbe resigned from the board on January 26, 1999, and Chantal Mestdagh and Robert Kutnick resigned from the board on January 21, 2000 to pursue other personal and business commitments. Francis Vanderhoydonck was appointed on March 3, 1999 as the Lernout & Hauspie Investment Company representatives after its March 3, 1999 short-term loan to the Company. Fred Snow was appointed Chairman of the Board on January 21, 2000. Thomas Denys was appointed January 21, 2000 to replace Robert Kutnick as the Lernout & Hauspie Speech Products representative. Jonathan Thomas was appointed January 21, 2000.

  During 1998, the Board of Directors combined its three special committees into one Executive, Audit and Compensation Committee. The members appointed to this committee were Roger Cloutier, Esther Dyson and Mark Tebbe. Upon the resignations of Roger Cloutier in October 1998 and Mark Tebbe in January 1999, Robert Kutnick was appointed to this committee. The committee met one time during 1999.

  The current members of the Executive, Audit and Compensation Committee are Fred Snow, Esther Dyson, and Thomas Denys. The role of the committee is:

  1. To be a board level resource for the management of the Company between formal board meetings and from time to time, to take on other tasks that were delegated by the full Board.

  2. To recommend to the Board independent auditors for the Company, to review financial statements and transactions between the Company and interested parties, to analyze and review internal audit procedures and controls.

  3. To determine and review the compensation of the Company's executive officers, and to establish and review the Company's employee benefit plans and to present and make recommendations to the Board. To administer the Company's share option grants and the terms associated with each of the grants under the Company's share option plans.

  The Board of Directors does not have a nominating committee. Nominees for the Board of Directors are selected by the entire Board.


PRESENT BENEFICIAL OWNERSHIP OF ORDINARY SHARES

         Security Ownership of Certain Beneficial Owners and Management

          Set forth below is certain information with respect to the beneficial ownership of the Company's voting securities as of April 17, 2000 by (i) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Series C Preferred Shares, Series D Preferred Shares, and Ordinary Shares and Units, all of which comprise the Company's voting securities, (ii) each director and named executive officer of the Company and
(iii) all executive officers and directors of the Company as a group. As of April 17, 2000, there were 4,000 Series C Preferred Shares outstanding convertible at any time into 8,888,889 Ordinary Shares, 2,884,874 Series D Preferred Shares outstanding convertible at any time into 2,884,874 Ordinary Shares, and 85,694,107 Ordinary Shares outstanding (including 2,000 Ordinary Shares that are part of Units).

                                                          Amount and Nature of
                                                          Beneficial Ownership
                                                          --------------------
Name of Beneficial Owner(1)(2)                            Number             Percent
------------------------------                            ------             -------
Lernout & Hauspie Investment Company N.V.
    Sint- Krispijnstraat 7                                14,060,062(3)        14.1%
    8900 Ieper, Belgium

Lernout & Hauspie Speech Products, N.V                    13,333,333(4)        13.5%
    Sint- Krispijnstraat 7
    8900 Ieper, Belgium
 Fund II Pte Ltd                                          7,082,051(5)          7.6%
    9 Scotts Road, #06-01 Pacific Plaza
    Singapore 228210

Technology Fund Pte Ltd                                   6,420,249(6)          7.0%
    9 Scotts Road, #06-01 Pacific Plaza
    Singapore 228210

KRDL Holdings Pte Ltd                                     6,420,249             7.0%
    21 Heng Mui Keng Terrace
    Singapore 119613

Vertex Technology Fund Ltd                                5,313,712             5.8%
    77 Science Park Drive, #01-15 Cintech III
    Singapore 118256

Jonathan M. Thomas                                        3,915,520 (7)         4.4%
    1601 Arapahoe Road, #700
    Denver, Colorado 80202

Todd A. Oseth                                             924,000(8)            1.1%

Fred A. Snow                                              225,000(9)            0.3%

                                                          Amount and Nature of
                                                          Beneficial Ownership
                                                          --------------------
Name of Beneficial Owner(1)(2)                            Number             Percent
------------------------------                            ------             -------
Esther Dyson                                              77,000(10)           0.1%
  Edventure Holdings, Inc.
  104 Fifth Avenue
  New York, New York 10011

Francis Vanderhoydonck                                         *(11)             0%
  Sint- Krispijnstraat 7
  8900 Ieper, Belgium

Thomas Denys                                                   *(12)             0%
  Sint- Krispijnstraat 7
  8900 Ieper, Belgium

Juzar Motiwalla                                                0                 0%

Harold Covert                                                  0                 0%

Robert V. Antionazzi                                     226,667(13)           0.3%

Wilson Lee                                               513,620(14)           0.6%

Thomas B. Foster                                               0                 0%

All Executive Officers and Directors as a Group        5,931,807(15)           6.5%
  (11 persons)
-----------------------------------------------------------------------

(1) Unless otherwise indicated the address of each beneficial owner identified is 102 South Tejon Street, Suite 320, Colorado Springs, Colorado 80903.
(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or Series C and D Preferred Shares convertible into Ordinary Shares that are held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days of April 17, 2000 have been exercised or converted.
(3) Includes warrants to purchase 3,000,000 Ordinary Shares; options to purchase 100,000 Ordinary Shares granted to two of its employees who sit on the Company's Board of Directors (Ms. Mestdagh, who resigned January 21, 2000, and Mr. Vanderhoydonck); assumes conversion of 2,884,874 Series D Preferred Shares which would be convertible at any time into 2,884,874 Ordinary Shares.
(4) Assumes conversion of 4,000 Series C Preferred Shares into 8,888,889 Ordinary Shares and includes warrants to purchase an aggregate of 4,444,444 Ordinary Shares.

(5) Venture TDF Pte Ltd. is the investment manager of Technology Fund II Pte Ltd. and Technology Fund Pte Ltd. and may be deemed to share with these Funds the power to vote or direct the vote and to dispose or to direct the disposition of the Ordinary Shares of which the Funds are beneficial owners.
(6) Venture TDF Pte Ltd. is the investment manager of Technology Fund Pte Ltd. and Technology Fund II Pte Ltd. and may be deemed to share with these Funds the power to vote or direct the vote and to dispose or to direct the disposition of the Ordinary Shares of which the Funds are beneficial owners.
(7) Mr. Thomas is the President of Vulcan Investments, Inc., which owns 740,917 Ordinary Shares of the Company and, as an affiliate of Mr. Thomas, are included in the beneficial interest of Mr. Thomas.
(8) Includes options to purchase 908,000 Ordinary Shares representing the exercisable portion of options granted to Mr. Oseth by the Board of Directors and approved by the shareholders.
(9) Includes options to purchase 225,000 Ordinary Shares representing the exercisable portion of options granted to Mr. Snow by the Board of Directors.
(10) Includes options to purchase 77,000 Ordinary Shares.
(11) Mr. Vanderhoydonck is the President and Managing Director of and one of the two designees to the Company's Board of Directors for Lernout & Hauspie Investment Company. In connection with being appointed to the Board of Directors, Mr. Vanderhoydonck was granted options to purchase 50,000 Ordinary Shares, the options of which have been issued in the name of Lernout & Hauspie Investment Company in accordance with Belgian law. Mr. Vanderhoydonck disclaims beneficial ownership of the equity securities owned by Lernout & Hauspie Investment Company.
(12) Mr. Denys was appointed to the Board of Directors on January 21, 2000, replacing Ms. Chantal Mestdagh, who resigned on the same date, as one of the two designees to the Company's Board of Directors for Lernout & Hauspie Investment Company.
(13) Includes options to purchase 226,667 Ordinary Shares.
(14) Includes options to purchase 513,620 Ordinary Shares.
(15) Includes options to purchase 2,000,287 Ordinary Shares.


     As of April 17, 2000, Cede & Co. held of record 29,080,935 Ordinary Shares and Units approximately 34% of the total number of Ordinary Shares outstanding including Ordinary Shares which are part of Units). Cede & Co. held such shares as a nominee for broker-dealer members of The Depository Trust Company, which conducts clearing and settlement operations for securities transactions involving its members.


EXECUTIVE COMPENSATION

                          Summary Compensation Table

     The following table sets forth information in respect to the compensation of the Chief Executive Officer and the Company's other most highly compensated executive officer who had annual compensation in 1999 in excess of $100,000.


                                                                          Long-Term
                                                                        Compensation
                                                                           Awards
                                                                       ---------------
                                           Annual Compensation            Number of
                                     --------------------------------    Securities
                                                         Other Annual    Underlying        All Other
                               Year    Salary     Bonus  Compensation      Options       Compensation
                               ----  -----------  -----  ------------  ---------------  ---------------

Todd A. Oseth                  1999  $200,000(1)  $  -    $      -         1,000,000(2)              -
  President & CEO              1998  $199,998     $  -    $      -           812,000(2)              -
                               1997  $181,153     $  -    $      -               -            $102,905(4)


Robert V. Antoniazzi           1999  $114,750     $  -    $      -           300,000(3)               -
  Vice President, Marketing    1998  $120,000     $  -    $      -            45,000                  -
                               1997  $ 90,000     $  -    $      -            40,000                  -

--------------------------------------------------------------


(1) The Board of Directors, at a meeting held February 17, 2000, extended the employment contract of Mr. Oseth for a period of one year at an annual salary of $250,000 with an immediate bonus of $75,000. In addition, the Board of Directors approved an increase in the number of ordinary shares to be issued under the CEO Share Option Plan (1999) from 2,000,000 shares to 5,000,000 shares and approved a grant of options to Mr. Oseth to purchase 3,000,000 ordinary shares at an exercise price equal to the fair market value on the date of approval by the shareholders. The increase in the authorized shares of the CEO Share Option Plan and the grant of options to Mr. Oseth are subject to the approval of the shareholders of the Company at the annual meeting to be held on June 7, 2000.
(2) Options to purchase 1,812,000 Ordinary Shares were granted to Mr. Oseth by the Board of Directors on July 20, 1998 and March 23, 1999 respectively and approved by shareholders at the Company's 1999 Annual Shareholders' Meeting
(3) Options to purchase ordinary shares were granted to Mr. Antoniazzi in the years indicated under the Company's Employee Share Option Plan (1995), which grants were approved by the Board of Directors.
(4) Includes reimbursement of expenses associated with the relocation of Mr. Oseth's household in accordance with his employment agreement.

     The following table sets forth information concerning individual grants of stock options made pursuant to the Company's Employee Share Option Plan (1995) and CEO Share Option Plan (1999) during 1999 to each of the named executive officers and the potential realizable value for the stock options based on future appreciation assumptions. There can be no assurance that the values shown in this table will be achieved. No stock appreciation rights ("SARs") were granted in 1999.

                             Option Grants in 1999

                                                                                                Potential Realizable Value
                                                                                                --------------------------
                                                                                                  Assumed Annual Rates of
                              Number of             % of Total                                    Stock Price Appreciation
                         Securities Underlying    Options Granted    Exercise                       for Option Term (1)
                           Options Granted          to Employees      Price     Expiration      --------------------------
                                 (#)                  in 1999          ($)         Date             5%($)         10%($)
                                                      -------        --------      ----             -----         ------
Todd A. Oseth                 1,000,000                 25.2%         $0.16      03/22/2004        $47,900       $101,300

Robert V. Antoniazzi            300,000                  7.6%         $0.16      03/22/2004        $14,370       $ 30,390

_____________________

(1) Amounts reported in these columns show hypothetical gains that may be realized upon exercise of the options, assuming the market price of common stock appreciates at the specified annual rates of appreciation, compounded annually over the term of the options. These numbers are calculated based upon rules promulgated by the SEC. Actual gains, if any, depend on the future performance of the Company's Ordinary Shares and overall market conditions.

     The following table summarizes for each of the named executive officers, the total number of unexercised outstanding options to purchase Ordinary Shares as of December 31, 1999, and the aggregate dollar value of unexercised in-the-money options to purchase Ordinary Shares, if any, held by them at December 31, 1999. The value of unexercised in-the-money options at fiscal year-end is the difference between the exercise price of such options and the market value of the underlying Ordinary Shares at the close of business on December 31, 1999.

                                   Number of Securities
                                  Underlying Unexercised                  Value of Unexercised
                                  Options/SARs at Fiscal                  In-the-Money Options
                                 Year-End                                   Fiscal Year-End
       Name                     Exercisable    Unexercisable          Exercisable    Unexercisable
       ----                     -----------    -------------          -----------    -------------
Todd A. Oseth                       874,667          937,333             $499,867         $593,733

Robert V. Antoniazzi                171,667          213,333             $104,594         $144,187


                             Employment Agreements

     The Company has an employment agreement with Todd A. Oseth for a three-year term beginning on February 6, 1997, which is terminable upon three months notice at the option of the Company. The agreement provides that Mr. Oseth receive an annual salary of $200,000, together with employee benefits granted by the Company to its senior managerial personnel. The Board of Directors, on February 17, 2000, extended the employment agreement for a period of one year at an annual base salary of $250,000 with an immediate bonus of $75,000. The agreement contains provisions prohibiting Mr. Oseth from competing with the Company for a two-year period following termination of employment and requiring him not to disclose confidential or proprietary information of the Company for a six-year period following termination of employment.

                           Compensation of Directors

     All Directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. The Company has also agreed to reimburse non-employee directors for their reasonable out-of-pocket expenses incurred in performing various services on behalf of the Company.

     In addition, the Company has granted to its non-employee directors options to purchase Ordinary Shares pursuant to the Company's Non-Employee Share Option Plan (1998). Under the Non-Employee Share Option Plan (1998), (i) each non-employee who served as a director of the Company upon adoption of the Non-Employee Share Plan (1998) automatically received an initial grant of immediately vested options equal to the number of options which had been granted under the Non-Employee Share Option Plan (1995), which plan was replaced by the Non-Employee Share Option Plan (1998) in May 1998, (ii) each non-employee who served as a director of the Company upon adoption of the Non-Employee Share Plan (1998) automatically received an initial grant of options to purchase 25,000 Ordinary Shares which vested six (6) months after the date of grant, (iii) each non-employee who became a member of the Board of Directors after the adoption of the Non-Employee Share Option Plan (1998) automatically received an initial grant of options to purchase 50,000 Ordinary Shares, vesting one year from the date of grant and (iv) upon each anniversary of an initial grant, each non-employee who served as a director of the Company automatically received an annual grant of options to purchase 25,000 Ordinary Shares, vesting six months after the date of grant. Options granted under the Non-Employee Share Option Plan (1998) are for a five-year term.

          As of December 31, 1999, there are 600,000 Ordinary Shares reserved for issuance under the Company's Non-Employee Share Options Plan (1998). As of April 17, 2000, options to purchase 402,000 Ordinary Shares are outstanding under the Company's Non-Employee Share Option Plan (1998). On February 17, 2000, the Board of Directors approved an increase in the number of ordinary shares authorized to be issued under the Non-Employee Share Option Plan (1998) from 600,000 shares to 1,600,000 shares, and approved a grant of stock options to its current Chairman, Fred Snow, to purchase 2,000,000 ordinary shares under the Employee Share Option Plan (1995) at fair market value on the date of approval by the shareholders. The increase in the number of authorized shares of the Non-Employee Share Option Plan (1998) and the grant of options to Mr. Snow are subject to the approval of the shareholders of the Company at the shareholders meeting to be held on June 7, 2000.

                 Certain Relationships and Related Transactions

     On February 19, 1999, Lernout & Hauspie Investment Company, N.V. ("LHIC"), an affiliate of Lernout & Hauspie Speech Products, N.V. which is a beneficial owner of more than 5% of the Company's Ordinary Shares, made a short term loan to the Company in the amount of $600,000. The loan matured on June 30, 1999 at which time LHIC elected to convert the principal and accrued interest into Series D Preferred Shares of the Company at a price per share of eighty-five percent (85%) of the average closing bid price of the Company's Ordinary Shares for twenty (20) trading days prior to March 12, 1999. Additionally, in connection with the short-term loan the Company issued to LHIC warrants to purchase 3.0 million Ordinary Shares of the Company at a price equal to the average trading price for twenty (20) trading days prior to February 19, 1999.

     On November 15, 1999, LHIC, an affiliate of Lernout & Hauspie Speech Products, N.V. which is a beneficial owner of more than 5% of the Company's Ordinary Shares, purchased two convertible debentures from the Company in the amount of $500,000 each for a total of $1,000,000. LHIC had the right to assign one of the $500,000 debentures, which it elected to do February 3, 2000. The assignment of the debenture by LHIC to the assignees, some of which are holders of 5% or greater of the Company's voting securities, is described in the table presented below. The convertible debentures were to mature on May 31, 2000 accruing interest at an annual percentage rate equal to two (2) percent above prime rate as determined by the Wall Street Journal. At any time after March 1, 2000, LHIC had a right to convert all or any portion of the outstanding principal amount of the debentures and any accrued but unpaid interest on the debentures into the Company's Ordinary Shares at a price per share of $0.15. In addition, under terms of the debenture, if LHIC and its assigns elected to convert, they would receive warrants to purchase a number of Ordinary Shares equal to fifty percent (50%) of the number of shares issuable upon the conversion of the debentures, also at a price per share of $0.15. On February 15, 2000 the Company offered to allow LHIC and its assigns the option to convert all outstanding principal and accrued interest into Ordinary Shares on such date only if the warrants were exercised concurrent with such conversion. LHIC and its assigns agreed to the Company's offer and converted all principal and the accrued interest of $1,014,928 into 6,776,187 Ordinary Shares of the Company's stock. Simultaneously, pursuant to the terms of the debentures and the election of LHIC and its assigns, the Company issued 3,383,094 Ordinary Shares to LHIC and its assigns for the exercise of warrants for which the Company received $507,464. The following table sets forth the conversion transaction described in the above paragraph with LHIC and the assigns, some of which, as indicated, are beneficial owners of 5% or greater of the Company's voting securities:


                                               Conversion of                                Exercise of
                                       Debenture Principal & Interest                         Warrants
                                       ------------------------------                         --------
            Assignee                      Amount             Shares                    Amount          Shares
            --------                      ------             ------                           ------          ------
Lernout & Hauspie Investment
Company, N.V.(1)                             $  600,432        4,002,878               $300,216           2,001,439
Vertex Technology Fund Ltd.(1)               $  106,781          711,872               $ 53,390             355,936
Technology Fund II Pte Ltd (1)               $   85,425          569,498               $ 42,712             284,749
Seed Ventures II Limited                     $   59,085          393,900               $ 29,542             196,950
InfoTech Ventures Limited                    $   59,085          393,900               $ 29,542             196,950
WIIG Global Ventures Pte Ltd.                $   42,001          280,008               $ 21,001             140,004
NIF Asian Pre-IPO Fund Limited               $   26,695          177,968               $ 13,348              88,984
Asia Pacific Ventures II Ltd.                $   26,695          177,968               $ 13,348              88,984
James L. Kelly                               $    8,729           58,195               $  4,365              29,098
                                      -----------------  ---------------        ---------------     ---------------
              Total                          $1,014,928        6,766,187               $507,464           3,383,094

(1)  Beneficial owners of more than 5% of the Company's Ordinary Shares.


     On November 15, 1999 the Company entered into an agreement for the sale of a $250,000 convertible debenture to Technology Fund II Pte Ltd. ("Tech Fund II"), an affiliate of Technology Fund Pte Ltd which is a beneficial owner of more than 5% of the Company's Ordinary Shares at April 17, 2000, on substantially the same terms and conditions as the convertible debenture with LHIC. Tech Fund II was not obligated to remit the $250,000 to the Company until February 2, 2000, on which date it paid the Company the $250,000. On February 15, 2000 the Company offered to allow Tech Fund II the option to convert all outstanding principal and accrued interest into Ordinary Shares on such date only if the warrants were exercised concurrent with such conversion. Tech Fund II agreed to the Company's offer and converted all principal and the accrued interest, the total of which was $251,007, into 1,673,379 Ordinary Shares of the Company. Simultaneously, pursuant to the terms of the debenture agreement and upon the election of Tech Fund II, the Company issued 836,690 Ordinary Shares to Tech Fund II for the exercise of warrants for which the Company received $125,504 from Tech Fund II.

     On July 14, 1999, the Company entered into a stock purchase agreement with a group of three investors whereby the investors purchased 2.4 million Ordinary Shares of the Company for $500,000. One of the investors was Jonathan M. Thomas who was appointed to the Company's Board of Directors on January 21, 2000, and together with his affiliated company, Vulcan Investments, Inc., is a less than 5% beneficial owner of the Company's Ordinary Shares at April 17, 2000. Pursuant to the terms of the agreement, Mr. Thomas and his assigns, were required to purchase an additional 7.1 million shares for $1,500,000 upon the Company obtaining a strategic partner and entering into a strategic alliance with such partner. In February 2000, the Company fulfilled its obligations under the terms of the agreement, and Mr. Thomas and his assigns purchased the remaining 7.1 million Ordinary Shares for $1,500,000, for which Mr. Thomas individually paid the Company $500,000 for 2,380,953 Ordinary Shares.

  Mr. Jonathan Thomas is the President of Vulcan Investments, Inc., which loaned the Company $100,000 on October 12, 1999, evidenced by a Convertible Promissory Note (the "Note"). The principal balance of the Note accrued interest at the prime rate at the date of the Note plus 200 basis points. The principal balance, plus all accrued and unpaid interest was due and payable on December 31, 1999. Pursuant to the terms of the Note, Vulcan Investments, Inc. had the right at any time to convert all or any portion of the outstanding principal and unpaid interest into Ordinary Shares of the Company based on the average of the five (5) lowest closing trading prices of the Company's Ordinary Shares between the date of the Note and the conversion date. On December 30, 1999, Vulcan Investments, Inc. converted all the unpaid principal and accrued interest totaling $102,247 into 740,917 Ordinary Shares of the Company.

  The Company believes that the transactions referred to above were on terms no less favorable to the Company than terms that could have been obtained from unrelated third parties. Any future transactions between the Company and affiliated parties will be approved by a majority of the independent and disinterested directors, and under certain circumstances, by the audit committee or the shareholders, and will be on terms no less favorable than those that could have been obtained from unrelated third parties.


  REPORT OF THE COMPENSATION AND SHARE OPTION
COMMITTEE OF THE BOARD OF DIRECTORS

  The Compensation and Share Option Committee was responsible for overseeing and administering executive compensation decisions, for administering the Company's Employee Share Option Plans, and for making option grants to employees of the Company thereunder. During 1998, the Compensation and Share Option Committee of the Board of Directors was composed of Esther Dyson and Robert Kutnick, both independent, outside directors. During 1999, the duties and responsibilities of the Compensation and Share Option Committee was assumed by a combined Executive, Audit and Compensation Committee whose current members are Fred Snow, Esther Dyson and Thomas Denys (the "Committee").

  Executive compensation decisions are made by the Committee and are designed to serve the interest of the Company and its shareholders and to encourage and reward management initiative and good performance. Specifically, executive compensation decisions are made to:

  (1) implement compensation practices which allow the Company to attract and retain highly qualified executives and maintain a competitive position in the executive marketplace with employers of comparable size and in similar lines of business;

  (2) enhance the compensation potential of executives who are in the best position to contribute to the development and success of the Company by providing the flexibility to compensate individual performance; and

  (3) directly align the interests of the executives with the long-term interest of the shareholders and the Company through compensation opportunities in the form of share option grants vesting over a three-year period.

  These objectives are met through a combination of base salary, annual cash incentive awards based upon the annual operating performance of the Company, and long-term incentive opportunities which, to date, have been in the form of incentive share option grants.

Salary

  The Committee considers, on an annual basis, salary for the Company's executive officers, including those named in the Summary Compensation Table. Any salary adjustments are designed to reflect internal comparability and organizational considerations, as well as competitive data provided by independent external information.

Incentive Awards

  Executive officers are eligible for cash awards annually based upon financial and non-financial results. For the year ended December 31, 1999, no cash incentive awards were granted. On February 17, 2000 the Board of Directors approved a cash incentive to Todd A. Oseth, President and CEO, in the amount of $75,000. Any further cash incentive awards during 2000 will be based upon pre-established performance targets and objectives.

Share Option Grants

  Executive officers may receive grants of options pursuant to the Company's Employee Share Option Plan (1995) and the CEO Share Option Plan (1999). During 1999 executive officers were granted options as set forth in the Summary Compensation Table.

Chief Executive Officer Compensation

  During 1999, Todd Oseth received annual compensation as President and Chief Executive Officer, pursuant to the terms of an employment agreement, as set forth in the Summary Compensation Table.

                               THE COMPENSATION AND
                               SHARE OPTION COMMITTEE

                               Fred Snow (Chairperson)
                               Esther Dyson
                               Thomas Denys


Compensation Committee Interlocks and Insider Participation

  Mr. Snow, Ms. Dyson and Mr. Denys each served as a member of the Compensation and Share Option Committee. Neither Mr. Snow, Ms. Dyson nor Mr. Denys served as a member of the compensation committee of another entity so as to create any compensation committee interlock or served as an officer of the Company or any of its subsidiaries so as to create any insider participation.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% beneficial shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers, directors and greater than 10% beneficial shareholders, the Company believes that during the year ended December 31, 1999, all persons subject to the reporting requirements of Section 16(a) filed the required reports timely.


SHAREHOLDER RETURN PERFORMANCE GRAPH*

  The following graph compares the cumulative total shareholder return of the Ordinary Shares against the cumulative total return of the Russell 2000 Index and the Russell 2000 Technology Index for the period commencing as of the close of trading on July 20, 1995 (the effective date of the registration of the Ordinary Shares under Section 12 of the Exchange Act). As the Ordinary Shares began trading on July 21, 1995, the price of the Ordinary Shares in the graph below as of the close of trading on July 20, 1995 is assumed to be the initial public offering price.

  The graph assumes that $100 was invested July 20, 1995 in each of the Ordinary Shares, the Russell 2000 Index and the Russell 2000 Technology Index and that all dividends, if any, were reinvested. Figures for the Company have been restated to show the effect of the 3 for 2 stock split in June, 1996.

Comparison of Total Return of LanguageWare.net, Russell 2000 Index and Russell 2000 Technology Index

                              [PERFORMANCE GRAPH]

                     Index        Index
                    Language     Russell     Russell
                    Ware.net      2000     Technology

                     100.00      100.00      100.00
                     116.13      101.60      106.45
                     122.58      103.49      108.21
                     135.48      105.21      112.48
                     124.77      100.42      106.57
                     225.81      104.60      113.36
                     202.19      107.11      106.22
                     206.45      106.91      100.71
                     292.52      110.15      110.44
                     331.23      112.13      108.20
                     378.45      118.06      123.53
                     409.68      122.66      133.36
                     396.77      117.49      114.40
                     297.58      107.12       97.18
                     249.19      113.18      105.14
                     266.13      117.42      115.35
                     152.42      115.45      111.84
                     157.26      120.04      118.79
                     123.39      122.92      120.28
                     143.95      125.24      124.53
                      79.84      122.05      109.32
                      42.34      116.12       96.41
                      36.29      116.27       97.56
                      39.92      129.07      118.66
                      33.27      134.36      119.62
                      30.24      140.50      132.48
                      48.39      143.54      138.29
                      51.41      153.84      143.89
                      45.36      146.87      128.89
                      33.27      145.74      125.10
                       8.47      148.14      121.47
                       8.77      145.78      121.15
                      12.70      156.55      132.53
                      11.49      162.94      134.21
                       9.07      163.69      138.49
                       8.47      154.79      124.73
                       9.68      155.05      127.48
                       8.47      142.29      115.24
                       4.23      114.56       89.02
                       5.44      123.25      101.36
                       5.44      128.19      109.21
                       3.63      134.83      122.91
                       3.02      143.04      136.00
                       4.84      144.82      141.72
                       4.84      132.97      127.63
                       3.48      134.79      132.07
                       6.05      146.72      138.62
                       5.75      148.71      144.89
                       5.14      155.15      159.96
                       5.14      150.77      159.95
                       4.23      145.03      162.53
                       3.93      144.85      169.99
                       3.02      145.30      185.56
                       6.65      153.93      220.85
      12/31/99        16.33      171.10      278.83
      01/31/00        42.94      168.21      278.73
      02/29/00        38.11      195.83      388.98

  The chart is presented in accordance with the requirements of the U.S. securities laws. Shareholders are cautioned against drawing any conclusion from the data contained therein, as past results are not necessarily indicative of future performance. This chart in no way reflects the Company's forecast of future financial performance.

ANNUAL REPORT

  A copy of the Company's Annual Report to Shareholders is being furnished to shareholders on or about May 5, 2000, with this Proxy Statement.


PROPOSALS BY SHAREHOLDERS

  Proposals that Shareholders wish to include in the Company's Proxy Statement and form of proxy for presentation at the Company's 2001 Annual Meeting of Shareholders that meet the requirements of the Securities and Exchange Commission relating to shareholders' proposals must be received by the Company at 102 S. Tejon Street, Suite 320, Colorado Springs, CO 80903, Attention: Todd Oseth, President, no later than December 31, 2000.

                         By Order of the Board of Directors


                         Fred A. Snow
                         Chairman

REVOCABLE PROXY

                        LANGUAGEWARE.NET (COMPANY) LTD.
                    Solicited by the Board of Directors for
           Annual General and Extraordinary Meeting of Shareholders
                                 June 7, 2000

     The undersigned holder of ordinary shares of LanguageWare.net (Company) Ltd., an Israel corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual General and Extraordinary Meeting of Shareholders dated May 2, 2000, and, revoking any proxy heretofore given, hereby appoints Todd A. Oseth and Deborah Park, and each of them, with full power to each of substitution as attorneys and proxies to appear and vote all shares of ordinary shares of the Company registered in the name(s) of the undersigned and held by the undersigned of record as of May 1, 2000, at the Annual General and Extraordinary Meeting of Shareholders of the Company to be held at the Antler's Adams Mark Hotel, 4 S. Cascade Street, Colorado Springs, Colorado, U.S.A., on June 7, 2000, at 10:00 a.m., and at any postponements and adjournments thereof, upon the following items as set forth in the Notice of Annual Meeting and to vote according to their discretion on all other matters which may be properly presented for action at the meeting. All properly executed proxies will be voted as indicated.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING ITEMS:

     (1)      To elect as directors the nominees listed below.

              ____ FOR ALL nominees listed below (except as marked to the contrary).
              ____  WITHHOLD AUTHORITY to vote for all nominees listed below.

Instruction:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
              LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

              Fred A. Snow, Todd A. Oseth, Esther Dyson, Francis Vanderhoydonck, Thomas Denys, Juzar Motiwalla, Harold Covert, John O'Neil, Daniel Forcart

     (2) To increase authorized share capital by New Israel Shekels (NIS) 600,000, divided into 60,000,000 Ordinary Shares with nominal value NIS 0.01 each, following which the total number of authorized Ordinary Shares shall be 190,000,000 by approving a corresponding amendment to the Company's Memorandum of Association and Articles of Association.

              ____   FOR       ____  AGAINST       ____  ABSTAIN

     (3) To increase the number of options to purchase Ordinary Shares which may be granted under the Employee Share Option Plan (1995) by 7,000,000, from 2,500,000 to 9,500,000.


              ____   FOR       ____  AGAINST       ____  ABSTAIN


     (4) To increase the number of options to purchase Ordinary Shares which may be granted under the CEO Share Option Plan (1999) by 3,000,000, from 2,000,000 to 5,000,000.

              ____   FOR       ____  AGAINST       ____  ABSTAIN

     (5) To increase the number of options to purchase Ordinary Shares which may be granted under the Non-Employee Share Option Plan
              (1998) by 1,000,000, from 600,000 to 1,600,000.

              ____   FOR       ____  AGAINST       ____  ABSTAIN


     (6) To approve the compensation of Todd Oseth, the Company's Chief Executive Officer.

              ____   FOR       ____  AGAINST       ____  ABSTAIN


     (7)      To approve the compensation of Fred Snow, the Company' Chairman.

              ____   FOR       ____  AGAINST       ____  ABSTAIN


     (8) To appoint BDO Seidman LLP, as independent auditors of the Company.

              ____   FOR       ____  AGAINST       ____  ABSTAIN

     (9) In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or matters incidental to the conduct of the meeting.

              ____   FOR       ____  AGAINST       ____  ABSTAIN


THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 9. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE IT WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 9.

     WITNESS my hand this _______ day of ____________________, 2000.


---------------------------------------------
               Name and Address of              (Please sign exactly as name appears hereon.
               Company Shareholder(s)           When signing as attorney, executor,
                                                administrator, trustee or guardian, give full
                                                title as such.  If a corporation, please
                                                affix corporate seal.  If a partnership,
                                                please sign in partnership name by authorized
                                                persons.  If joint tenants, each joint tenant
                                                should sign.)
---------------------------------------------


                                                -----------------------------------------------

                                                -----------------------------------------------
                                                Signature of Shareholder(s)

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.



I/WE DO ____ DO NOT ___ EXPECT TO ATTEND THIS ANNUAL MEETING OF SHAREHOLDERS.